UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2021

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 12, 2021, Carrols Restaurant Group, Inc. (the "Company") issued a press release announcing financial results for its second fiscal quarter ended July 4, 2021. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. OTHER EVENTS.

Effective August 12, 2021, the Board of Directors of the Company declared a special cash dividend of $0.41 per share on all of the issued and outstanding shares of the Company's common stock, including the Company's common stock issuable on the conversion of the Company's Series B Convertible Preferred Stock, which will be paid on October 5, 2021 to stockholders of record of the Company as of the close of business on August 25, 2021.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Carrols Restaurant Group, Inc. Press Release, dated August 12, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2021

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer

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